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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-93239-01 of Enterprise Products Operating L.P. on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Enterprise Products Operating L.P. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas
January 24, 2001